GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 15% Year-Over-Year to $5.7 billion
Biktarvy Sales Increased 24% Year-Over-Year to $2.7 billion
Oncology Sales Increased 59% Year-Over-Year to $670 million
Foster City, CA, April 27, 2023 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the first quarter of 2023.
“Gilead’s track record of strong commercial and clinical execution continued through the first quarter of 2023. A 15% year-over-year revenue increase reflects growth in each of our core areas,” said Daniel O’Day, Gilead's Chairman and Chief Executive Officer. “Biktarvy outperformed once again, and Oncology revenue increased 59% year-over-year, driven by Trodelvy and Cell Therapy. We look forward to helping even more people with Trodelvy following the approval for pre-treated HR+/HER2- metastatic breast cancer, making this the third U.S. approval for Trodelvy in three years.”
First Quarter 2023 Financial Results
•Total first quarter 2023 revenue decreased 4% to $6.4 billion compared to the same period in 2022, due to lower Veklury® (remdesivir) sales, partially offset by increased sales in HIV and Oncology.
•Diluted Earnings Per Share (“EPS”) increased to $0.80 for the first quarter of 2023 compared to $0.02 for the same period in 2022, mainly driven by the following items net of their related tax effect: a $2.7 billion in-process research and development ("IPR&D”) impairment recorded in the first quarter of 2022, which did not repeat in 2023, partially offset by higher operating expenses, including higher acquired IPR&D expense and lower revenues in 2023.
•Non-GAAP diluted EPS decreased to $1.37 for the first quarter of 2023 compared to $2.12 for the same period in 2022, primarily driven by the following items net of their related tax effect: higher operating expenses, including higher acquired IPR&D expense, and lower revenues in 2023.
•As of March 31, 2023, Gilead had $7.2 billion of cash, cash equivalents and marketable debt securities, down from $7.6 billion as of December 31, 2022.
•During the first quarter of 2023, Gilead generated $1.7 billion in operating cash flow.
•During the first quarter of 2023, Gilead paid dividends of $969 million and repurchased $400 million of common stock.
Product Sales Performance
Total first quarter 2023 product sales decreased 3% to $6.3 billion compared to the same period in 2022. Total product sales, excluding Veklury, increased 15% to $5.7 billion in the first quarter of 2023 compared to the same period in 2022, primarily due to increased sales related to HIV, Cell Therapy, Trodelvy® (sacituzumab govitecan-hziy) and Liver Disease.

April 27, 2023	2

HIV product sales increased 13% to $4.2 billion in the first quarter of 2023 compared to the same period in 2022, primarily driven by favorable pricing dynamics, as well as higher demand and lower inventory draw-downs.
•Biktarvy® (bictegravir 50mg/emtricitabine 200mg (“FTC”)/tenofovir alafenamide 25mg (“TAF”)) sales increased 24% year-over-year in the first quarter of 2023, reflecting higher demand, as well as favorable pricing and inventory dynamics.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 20% year-over-year in the first quarter of 2023, primarily driven by higher demand and favorable pricing dynamics.
The Liver Disease portfolio sales, which includes chronic hepatitis C virus (“HCV”), chronic hepatitis B virus (“HBV”) and chronic hepatitis delta virus (“HDV”), increased 6% to $675 million in the first quarter of 2023 compared to the same period in 2022, primarily driven by higher demand and timing of purchases in the U.S.
Cell Therapy product sales increased 64% to $448 million in the first quarter of 2023 compared to the same period in 2022.
•Yescarta® (axicabtagene ciloleucel) sales increased 70% to $359 million in the first quarter of 2023, primarily driven by increased demand in relapsed or refractory (“R/R”) large B-cell lymphoma (“LBCL”).
•Tecartus® (brexucabtagene autoleucel) sales increased 40% to $89 million in the first quarter of 2023, primarily driven by increased demand in R/R mantle cell lymphoma and R/R adult acute lymphoblastic leukemia (“ALL”).
Trodelvy sales increased by 52% to $222 million in the first quarter of 2023 compared to the same period in 2022, primarily driven by increased adoption in metastatic triple-negative breast cancer in the United States and Europe, as well as the launch of the indication for pretreated HR+/HER2- metastatic breast cancer in the United States.
Veklury sales decreased by 63% to $573 million for the first quarter of 2023 compared to the same period in 2022, primarily driven by lower rates of COVID-19 related hospitalizations in all regions. Veklury sales generally reflect COVID-19 related rates and severity of infections and hospitalizations, as well as the availability, uptake and effectiveness of vaccinations and alternative treatments for COVID-19.
First Quarter 2023 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 77.8% for the first quarter of 2023 compared to 78.2% for the same period in 2022. Non-GAAP product gross margin was 86.2% for the first quarter of 2023 compared to 87.4% in the same period in 2022.
•Research and development (“R&D”) expenses and non-GAAP R&D expenses for the first quarter of 2023 were $1.4 billion, compared to $1.2 billion in the same period in 2022. The increases in GAAP and non-GAAP R&D expenses were primarily driven by increased clinical activities.
•Acquired IPR&D expenses for the first quarter of 2023 were $481 million compared to $8 million in the same period in 2022, primarily driven by the acquisition of Tmunity Therapeutics Inc. (“Tmunity”), as well as upfront and milestone payments related to the collaborations with Arcellx, Inc. (“Arcellx”) and Nurix Therapeutics, Inc. (“Nurix”).
•Selling, general and administrative (“SG&A”) expenses and non-GAAP SG&A expenses for the first quarter of 2023 were $1.3 billion, compared to $1.1 billion in the same period in 2022. The increases in GAAP and non-GAAP SG&A expenses were primarily due to Oncology commercial expansion and investments, higher Branded Prescription Drug fee, as well as higher corporate activities.
•The effective tax rate (“ETR”) for the first quarter of 2023 was 24.3% compared to 107.9% for the same period in 2022. The decrease in ETR was primarily due to a $2.7 billion IPR&D impairment taken in the first quarter of 2022 related to assets acquired by Gilead from Immunomedics Inc. that did not repeat in 2023. Non-GAAP ETR for the first quarter of 2023 was 18.9% compared to 18.4% for the same period in 2022.

April 27, 2023	3

Guidance and Outlook
For the full-year, Gilead expects:
•Total product sales between $26.0 billion and $26.5 billion, unchanged from prior guidance.
•Total product sales, excluding Veklury, between $24.0 billion and $24.5 billion, unchanged from prior guidance.
•Total Veklury sales of approximately $2.0 billion, unchanged from prior guidance. Veklury sales are expected to be highly variable, depending on the frequency and severity of surges, and our guidance will continue to be updated on a quarterly basis as necessary.
•Diluted earnings per share between $4.75 and $5.15, compared to $5.30 and $5.70 previously.
•Non-GAAP diluted earnings per share between $6.60 and $7.00, unchanged from prior guidance.
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2023 guidance is provided in the accompanying tables. Also see the Forward-Looking Statements described below. The financial guidance is subject to a number of risks and uncertainties, including uncertainty around the duration and magnitude of the COVID-19 pandemic.
Key Updates Since Our Last Quarterly Release
Virology
•Presented positive Phase 1b proof-of-concept data for an investigational combination regimen of lenacapavir with broadly neutralizing antibodies teropavimab and zinlirvimab as a potential long-acting treatment regimen for HIV with twice-yearly dosing at the Conference on Retroviruses and Opportunistic Infections (“CROI”) 2023. In addition, announced results from multiple collaborative studies evaluating novel investigational combinations and strategies as part of the HIV cure research program.
•Announced new real-world study data at CROI demonstrating Veklury use in hospitalized patients with COVID-19 was associated with a statistically significant reduction in mortality in the overall patient population, including immunocompromised patients. Real-world data analyses of Veklury from other sources are ongoing and may vary in their results or conclusions. Separate in vitro analyses were also presented that showed Veklury retains potent antiviral activity against recent Omicron subvariants.
•Presented new COVID-19 data at the European Congress of Clinical Microbiology and Infectious Diseases, including results from a Phase 1 study of obeldesivir (GS-5245), as an investigational oral therapy for the treatment of COVID-19. Additionally, presented findings from a Phase 3 study of Veklury in patients with severe renal impairment, as well as new real-world studies.
Oncology
•Received FDA approval of Trodelvy for the treatment of adult patients with unresectable locally advanced or metastatic HR+/HER2- breast cancer who have received endocrine-based therapy and at least two additional systemic therapies in the metastatic setting.
•Presented positive results from a three-year follow-up analysis of Tecartus in the Phase 2 ZUMA-3 study of patients with R/R ALL at the European CAR T-cell Meeting.
•Presented positive data from the Phase 2 TROPHY-U-01 study of Trodelvy for the treatment of metastatic urothelial cancer at the American Society of Clinical Oncology Genitourinary Cancers Symposium.
•Completed the acquisition of Tmunity, a clinical stage private biotech company, which provides preclinical and clinical programs, including an investigational “armored” CAR T technology platform that has the potential to be applied to a variety of CAR Ts to enhance anti-tumor activity, as well as rapid manufacturing processes.
•Announced primary overall survival results from the Phase 3 ZUMA-7 study for initial treatment of adult patients with R/R LBCL, which showed a statistically significant improvement for Yescarta in overall survival versus historical treatment.

April 27, 2023	4

Inflammation
•Exercised option to license investigational targeted protein degrader molecule NX‑0479 (“GS-6791”) from Nurix. GS-6791 is a potent, selective, oral IRAK4 degrader with potential applications in the treatment of rheumatoid arthritis and other inflammatory diseases.
Corporate
•The company’s Board of Directors declared a quarterly dividend of $0.75 per share of common stock for the second quarter of 2023. The dividend is payable on June 29, 2023, to stockholders of record at the close of business on June 15, 2023. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: the impact of the COVID-19 pandemic on Gilead’s business, financial condition and results of operations; the development, manufacturing and distribution of Veklury as a treatment for COVID-19, including the uncertainty of the amount and timing of future Veklury sales and Gilead’s ability to effectively manage the global supply and distribution of Veklury; Gilead’s ability to achieve its anticipated full year 2023 financial results, including as a result of potential adverse revenue impacts from COVID-19 and potential revenues from Veklury; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to

April 27, 2023	5

realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with Tmunity, Arcellx and Nurix; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving lenacapavir, teropavimab, zinlirvimab, obeldesivir, GS-6791, Veklury, Tecartus, Trodelvy, and Yescarta, and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive regulatory approvals in a timely manner or at all, and the risk that any such approvals, if granted, may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products, including the risk that Kite may be unable to increase its manufacturing capacity, timely manufacture and deliver its products or produce an amount of supply sufficient to satisfy demand for such products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products, including Trodelvy; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended March 31, 2023 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report may also refer to trademarks, service marks and trade names of other companies.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

April 27, 2023	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2023	2022
Revenues:
Product sales	$6,306	$6,534
Royalty, contract and other revenues	46	56
Total revenues	6,352	6,590
Costs and expenses:
Cost of goods sold	1,401	1,424
Research and development expenses	1,447	1,178
Acquired in-process research and development expenses	481	8
In-process research and development impairment	—	2,700
Selling, general and administrative expenses	1,319	1,083
Total costs and expenses	4,647	6,393
Operating income	1,705	197
Interest expense	(230)	(238)
Other income (expense), net	(174)	(111)
Income (loss) before income taxes	1,300	(152)
Income tax benefit (expense)	(316)	164
Net income	985	12
Net loss attributable to noncontrolling interest	26	7
Net income attributable to Gilead	$1,010	$19
Basic earnings per share attributable to Gilead	$0.81	$0.02
Shares used in basic earnings per share attributable to Gilead calculation	1,248	1,255
Diluted earnings per share attributable to Gilead	$0.80	$0.02
Shares used in diluted earnings per share attributable to Gilead calculation	1,261	1,262
Cash dividends declared per share	$0.75	$0.73

Research and development expenses as a % of revenues	22.8%	17.9%
Selling, general and administrative expenses as a % of revenues	20.8%	16.4%

April 27, 2023	7

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2023	2022	Change
Product sales:
HIV	$4,190	$3,707	13%
Oncology	670	420	59%
Liver Disease	675	635	6%
Other	199	236	(16)%
Total product sales excluding Veklury	5,733	4,998	15%
Veklury	573	1,535	(63)%
Total product sales	6,306	6,534	(3)%
Royalty, contract and other revenues	46	56	(18)%
Total revenues	$6,352	$6,590	(4)%

April 27, 2023	8

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2023	2022	Change
Non-GAAP:
Cost of goods sold	$871	$825	6%
Research and development expenses	$1,439	$1,150	25%
Acquired IPR&D expenses	$481	$8	NM
Selling, general and administrative expenses	$1,318	$1,083	22%
Other income (expense), net	$82	$(15)	NM
Diluted EPS	$1.37	$2.12	(35)%

Product gross margin	86.2%	87.4%	-118 bps
Research and development expenses as a % of revenues	22.6%	17.5%	519 bps
Selling, general and administrative expenses as a % of revenues	20.7%	16.4%	432 bps
Operating margin	35.3%	53.5%	-1817 bps
Effective tax rate	18.9%	18.4%	51 bps
________________________________
NM - Not Meaningful
(1)    Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 9 - 10.

April 27, 2023	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2023	2022
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,401	$1,424
Acquisition-related – amortization(1)	(530)	(557)
Other(2)	—	(42)
Non-GAAP cost of goods sold	$871	$825

Product gross margin reconciliation:
GAAP product gross margin	77.8%	78.2%
Acquisition-related – amortization(1)	8.4%	8.5%
Other()2	—%	0.6%
Non-GAAP product gross margin	86.2%	87.4%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,447	$1,178
Acquisition-related – other costs(3)	(8)	(10)
Other(2)	—	(18)
Non-GAAP research and development expenses	$1,439	$1,150

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$2,700
IPR&D impairment	—	(2,700)
Non-GAAP IPR&D impairment	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,319	$1,083
Acquisition-related – other costs(3)	(1)	—
Non-GAAP selling, general and administrative expenses	$1,318	$1,083

Operating income reconciliation:
GAAP operating income	$1,705	$197
Acquisition-related – amortization(1)	530	557
Acquisition-related – other costs(3	9	10
IPR&D impairment	—	2,700
Other(2)	—	60
Non-GAAP operating income	$2,243	$3,524

Operating margin reconciliation:
GAAP operating margin	26.8%	3.0%
Acquisition-related – amortization(1)	8.3%	8.5%
Acquisition-related – other costs(3)	0.1%	0.2%
IPR&D impairment	—%	41.0%
Other(2)	—%	0.9%
Non-GAAP operating margin	35.3%	53.5%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$(174)	$(111)
Loss from equity securities, net	256	96
Non-GAAP other income (expense), net	$82	$(15)

April 27, 2023	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2023	2022
Effective tax rate reconciliation:
GAAP effective tax rate	24.3%	107.9%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(4)	(5.4)%	(89.5)%
Non-GAAP effective tax rate	18.9%	18.4%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,010	$19
Acquisition-related – amortization(1)	422	443
Acquisition-related – other costs(2)	6	10
IPR&D impairment	—	2,057
Other(1)	—	45
Loss from equity securities, net	257	64
Discrete and related tax charges(4)	29	38
Non-GAAP net income attributable to Gilead	$1,725	$2,676

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.80	$0.02
Acquisition-related – amortization(1)	0.33	0.35
Acquisition-related – other costs(3)	0.01	0.01
IPR&D impairment	—	1.63
Other(2)	—	0.04
Loss from equity securities, net	0.20	0.05
Discrete and related tax charges(4)	0.02	0.03
Non-GAAP diluted earnings per share	$1.37	$2.12

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$530	$599
Research and development expenses adjustments	8	28
IPR&D impairment adjustments	—	2,700
Selling, general and administrative expenses adjustments	1	—
Total non-GAAP adjustments to costs and expenses	539	3,327
Other income (expense), net, adjustments	256	96
Total non-GAAP adjustments before income taxes	795	3,423
Income tax effect of non-GAAP adjustments above	(109)	(803)
Discrete and related tax charges(4)	29	38
Total non-GAAP adjustments after tax	$715	$2,657
______________________________
(1)    Relates to amortization of acquired intangibles and inventory step-up charges.
(2)    Adjustments to Cost of goods sold and Research and development expenses primarily include various restructuring expenses during the first quarter of 2022.
(3)    Adjustments include employee-related expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of MYR GmbH, MiroBio, Ltd. and Tmunity Therapeutics, Inc.
(4)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

April 27, 2023	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2023 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 2, 2023	Updated April 27, 2023
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	79.0%	77.0%
Acquisition-related expenses	~ 7%	~ 9%
Non-GAAP projected product gross margin	86.0%	86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$9,200 - $9,800	$8,600 - $9,200
Acquisition-related expenses	~ 1,800	~ 2,400
Non-GAAP projected operating income	$11,000 - $11,600	$11,000 - $11,600

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 22%	~ 22%
Discrete and related tax adjustments, and income tax effect of adjustments above and fair value adjustments of equity securities	(~ 2%)	(~ 2%)
Non-GAAP projected effective tax rate	~ 20%	~ 20%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.30 - $5.70	$4.75 - $5.15
Acquisition-related expenses, fair value adjustments of equity securities and discrete and related tax adjustments	~ 1.30	~ 1.85
Non-GAAP projected diluted EPS	$6.60 - $7.00	$6.60 - $7.00
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

April 27, 2023	12

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(in millions)	2023	2022
Assets
Cash, cash equivalents and marketable securities	$7,200	$7,630
Accounts receivable, net	4,162	4,777
Inventories	3,010	2,820
Property, plant and equipment, net	5,479	5,475
Intangible assets, net	28,348	28,894
Goodwill	8,314	8,314
Other assets	5,364	5,262
Total assets	$61,876	$63,171
Liabilities and Stockholders’ Equity
Current liabilities	$10,528	$11,237
Long-term liabilities	30,409	30,725
Stockholders’ equity(1)	20,939	21,209
Total liabilities and stockholders’ equity	$61,876	$63,171
________________________________
(1)    As of March 31, 2023 and December 31, 2022, there were 1,248 and 1,247 shares of common stock issued and outstanding, respectively.

April 27, 2023	13

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2023	2022
Net cash provided by operating activities	$1,744	$1,840
Net cash used in investing activities	(826)	(1,070)
Net cash used in financing activities	(1,406)	(1,794)
Effect of exchange rate changes on cash and cash equivalents	13	(18)
Net change in cash and cash equivalents	(476)	(1,042)
Cash and cash equivalents at beginning of period	5,412	5,338
Cash and cash equivalents at end of period	$4,936	$4,296

	Three Months Ended
	March 31,
(in millions)	2023	2022
Net cash provided by operating activities	$1,744	$1,840
Capital expenditures	(109)	(247)
Free cash flow(1)	$1,635	$1,593
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

April 27, 2023	14

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2023	2022
HIV
Biktarvy – U.S.	$2,161	$1,706
Biktarvy – Europe	304	261
Biktarvy – Other International	212	184
	2,677	2,151

Complera / Eviplera – U.S.	14	17
Complera / Eviplera – Europe	22	24
Complera / Eviplera – Other International	3	4
	39	44

Descovy – U.S.	395	311
Descovy – Europe	25	32
Descovy – Other International	29	31
	449	374

Genvoya – U.S.	417	457
Genvoya – Europe	55	77
Genvoya – Other International	29	48
	501	582

Odefsey – U.S.	230	232
Odefsey – Europe	76	96
Odefsey – Other International	11	11
	317	339

Stribild – U.S.	20	22
Stribild – Europe	6	8
Stribild – Other International	2	3
	28	32

Truvada – U.S.	23	28
Truvada – Europe	3	4
Truvada – Other International	5	6
	32	38

Revenue share – Symtuza(1) – U.S.	98	86
Revenue share – Symtuza(1) – Europe	36	44
Revenue share – Symtuza(1) – Other International	4	3
	138	132

Other HIV(2) – U.S.	4	5
Other HIV(2) – Europe	1	4
Other HIV(2) – Other International	3	5
	9	14

Total HIV – U.S.	3,364	2,862
Total HIV – Europe	528	550
Total HIV – Other International	298	295
	4,190	3,707

April 27, 2023	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2023	2022
Oncology
Cell Therapy
Tecartus – U.S.	59	47
Tecartus – Europe	27	15
Tecartus – Other International	3	1
	89	63

Yescarta – U.S.	210	125
Yescarta – Europe	121	77
Yescarta – Other International	28	9
	359	211

Total Cell Therapy – U.S.	269	172
Total Cell Therapy – Europe	148	92
Total Cell Therapy – Other International	31	10
	448	274

Trodelvy
Trodelvy – U.S.	162	119
Trodelvy– Europe	54	25
Trodelvy – Other International	6	2
	222	146

Total Oncology – U.S.	431	292
Total Oncology – Europe	202	117
Total Oncology – Other International	37	11
	670	420
Liver Disease
HCV
Ledipasvir / Sofosbuvir(3) – U.S.	3	13
Ledipasvir / Sofosbuvir(3) – Europe	7	4
Ledipasvir / Sofosbuvir(3) – Other International	5	18
	15	35

Sofosbuvir / Velpatasvir(4) – U.S.	204	162
Sofosbuvir / Velpatasvir(4) – Europe	90	83
Sofosbuvir / Velpatasvir(4) – Other International	90	85
	385	330

Other HCV(5) – U.S.	24	24
Other HCV(5) – Europe	18	8
Other HCV(5) – Other International	4	2
	45	34

Total HCV – U.S.	232	199
Total HCV – Europe	114	95
Total HCV – Other International	99	105
	445	399

April 27, 2023	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2023	2022
HBV/HDV
Vemlidy – U.S.	87	80
Vemlidy – Europe	9	9
Vemlidy – Other International	103	111
	199	200

Viread – U.S.	(1)	—
Viread – Europe	6	6
Viread – Other International	14	17
	19	23

Other HBV/HDV(6) – Europe	11	13
	11	13

Total HBV/HDV – U.S.	86	80
Total HBV/HDV – Europe	26	28
Total HBV/HDV – Other International	117	128
	230	235

Total Liver Disease – U.S.	318	279
Total Liver Disease – Europe	140	123
Total Liver Disease – Other International	217	233
	675	635
Veklury
Veklury – U.S.	252	801
Veklury – Europe	111	304
Veklury – Other International	209	430
	573	1,535
Other
AmBisome – U.S.	6	25
AmBisome – Europe	60	66
AmBisome – Other International	49	53
	116	144

Letairis – U.S.	32	43

Other(7) – U.S.	30	26
Other(7) – Europe	12	15
Other(7) – Other International	9	9
	51	50

Total Other – U.S.	69	94
Total Other – Europe	72	81
Total Other – Other International	58	62
	199	236

Total product sales – U.S.	4,434	4,329
Total product sales – Europe	1,053	1,174
Total product sales – Other International	819	1,031
	$6,306	$6,534
______________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Emtriva, Sunlenca and Tybost.
(3)    Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4)    Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5)    Includes Vosevi and Sovaldi.
(6)    Includes Hepcludex and Hepsera.
(7)    Includes Cayston, Jyseleca, Ranexa and Zydelig